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                                  EXHIBIT 10.9
  JOINT DEVELOPMENT AND PROCUREMENT AGREEMENT DATED DECEMBER 17, 1996, BETWEEN
                INGENICO, S. A. AND INTERNATIONAL VERIFACT INC.
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                  JOINT DEVELOPMENT AND PROCUREMENT AGREEMENT

    THIS AGREEMENT made as of the 17th day of December, 1996

AMONG:

                                          INGENICO, a body corporate
                                          incorporated under the laws of France
                                          and having its head office in the City
                                          of Puteaux Cedex, France
                                          (hereinafter called "Ingenico")

                                                    OF THE FIRST PART

                                          - and -

                                          INTERNATIONAL VERIFACT INC., a
                                          corporation continued under the laws
                                          of Canada and having its head office
                                          in the City of North York, Ontario,
                                          Canada
                                          (hereinafter called "IVI")

                                                    OF THE SECOND PART

WITNESSES THAT:

    WHEREAS Ingenico and IVI have entered into a Master Alliance Agreement dated December 5, 1996, to which this Joint Development and Procurement Agreement constitutes Schedule "B" (the "Master Agreement");

    AND WHEREAS Ingenico carries on the business of development, distribution, marketing and manufacturing of transaction terminals with application to payment systems, loyalty, electronic benefit transfer systems, and terminal systems for smart card technology, principally in Europe, the Middle East, Africa, Australia, Asia, Pacific and the Americas;

    AND WHEREAS IVI carries on the business of development, distribution, marketing and manufacturing of transaction terminals with application to payment systems, loyalty, electronic benefit transfer systems and terminal systems in the Americas, the Middle East, Europe, Asia pacific and Australia;

    AND WHEREAS the parties therefore desire to enter into this Joint Development and Procurement Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties covenant and agree with one another as follows:

                                  ARTICLE ONE
                                 INTERPRETATION

    Section l.01 DEFINITIONS: In this agreement, unless the context shall otherwise require, the following definitions shall apply:

    (A) "Advisory Committee" has the meaning set out in Section 2.02;

    (b) "Effective Date" means January 1, 1997;

    (c) "Master Agreement" means the Master Alliance Agreement between Ingenico and IVI dated December 5, 1996;

    (d) "Parties" means all the parties to this agreement including any person subsequently agreeing to be bound by this agreement;

    (e) "Procurement and Manufacturing Team" has the meaning set out in Section 3.02.
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    (f) "Product Development Plan" means the annual product plan described in
       Section 2.03;

    (g) "Procurement Plan" has the meaning ascribed in Section 3.05.

    (h) "Related Materials" means any and all information, documentation, tools, manufacturing equipment and related devices, marketing materials, artwork, schematics, software, raw materials, molds, bill of materials, product testing tools, manufacturing procedure manuals, operation manuals, and any other material of any kind necessary to produce and market the Common Future Product, in any form, on any media, which pertains to the use and exploitation of any Party's ownership interest or license in any Common Future Product, but not including any Common Future Product.

    All other capitalized terms used in this Agreement and not defined herein have the meanings ascribed thereto in the Master Agreement.

    Section 1.02 CURRENCY: All dollar amounts referred to herein shall, unless otherwise expressly stated, mean United States of America dollars.

    Section 1.03 GOVERNING LAW AND ATTORNMENT: This agreement shall be governed by and construed in accordance with the laws of New York, U.S.A. and the parties hereto hereby attorn to such jurisdiction.

                                  ARTICLE TWO

                                  DEVELOPMENT

    Section 2.01  JOINT DEVELOPMENT OF COMMON FUTURE PRODUCTS

    (A) The Parties shall use their best efforts to implement a new, worldwide standard alternative to their competitors, by complying with Europay Mastercard Visa ("EMV") requirements and maximizing the Unicapt Technology, Ingenico Technology, the IVI Technology and the resources of both Ingenico and IVI by developing Common Future Products with common architecture and componentry. The Parties acknowledge that they intend to reduce their respective development costs by maximizing and coordinating their joint resources, expediting timing of product development, and optimizing the geographic location of their operations. The Parties shall, from and after the Effective Date, be jointly represented before worldwide standards bodies such as EMV, SET, American Express, Smart Card Form, and similar organizations, provided that each Party shall continue to represent itself before local standards bodies;

    (B) During the term of this Agreement, the Parties will jointly conduct, if decided:

        (I) product management, namely planning, support, documentation and training;

        (II) design, development, validation and qualification of both basic platform (i.e. mother board, peripheral, operating systems and tool, and management of the library of international applications; and

        (III) introduction of Common Future Products.

    Section 2.02 ADVISORY COMMITTEE: The Advisory Committee shall be comprised of seven individuals, including the two Presidents of IVI and Ingenico, namely four nominees of Ingenico and three nominees of IVI. The business of the Advisory Committee shall include reviewing the Product Development Plan, product definition and planning, definition of Library of International Applications, allocation of the available funding and resources, proposing Common Future Products, determining mechanisms to determine ownership rights in Common Future Products and related transfer prices and reporting to the Parties.

    Section 2.03 PRODUCT DEVELOPMENT PLAN: At least sixty days prior to the commencement of each year, the Parties through the Advisory Committee shall complete a Product Development Plan for

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Common Future Products. Each such Product Development Plan shall be submitted to the Parties for their approval prior to the commencement of each calendar year and shall be approved by the Board of Directors of each of IVI and Ingenico by January 31. For the 1997 calendar year, the Advisory Committee shall complete the Product Development Plan and obtain the approval of the Parties by March 31, 1997. Such Product Development Plan will identify product definition, resource requirements, funding requirements, timetable, estimated product costs, volume, ownership, use and transfer arrangements. Following such joint approval, each of the Parties shall fund the Product Development Plan budget requirements promptly as required in accordance with the terms of such plan.

    Section 2.04 CONTRACTING: From and after the Effective Date, the Parties shall second sufficient employees, in whole or in part, as the Advisory Committee determines, and as set out in the Product Development Plan, is required for high level product management, core technical skills, procurement and manufacturing management, marketing management and the secondary technical level support. Any employees seconded, in whole or in part, for these purposes by the Parties shall be provided at the direct cost of the providing Party.

    Section 2.05 DISTRIBUTION OF COMMON FUTURE PRODUCTS: The Parties agree that both Parties shall have the right to distribute any Common Future Products in their respective Territory, pursuant to the terms of the Marketing and Distribution Agreement, mutadis mutandis. Each Party shall be able to acquire a Common Future Product from the manufacturer at cost, which for such purposes shall not include any research and development expenses.

    Section 2.06 ESCROW FOR COMMON FUTURE PRODUCTS: An agreement to escrow the Related Materials and any other materials relating to the Common Future Products with terms and conditions similar to that contemplated in Section 2.10 of the Technology License Agreement shall be entered into with respect to the Common Future Products.

    Section 2.07 CONTRACTED PRODUCTS: The Parties agree that each shall have the ability to contract the other at any time to develop and manufacture a product (a "Contracted Product") to the specifications of the requesting Party. In such cases the payment of research and development costs, if any, by the requesting Party, shall be as negotiated and agreed by the Parties at such time. Any Contracted Product shall be sold to the requesting Party at a transfer price negotiated and agreed by the Parties at such time. The ownership of the Contracted Product shall reside with the Party which develops and manufactures the Contracted Product. The distribution and marketing of any Contracted Product shall be subject to the Marketing and Distribution Agreement. An agreement to escrow the Related Materials and any other materials relating to the Contracted Products with terms and conditions similar to that contemplated in Section 2.10 of the Technology License Agreement shall be entered into with respect to the Contracted Products.

                                 ARTICLE THREE

                                   OPERATIONS

    Section 3.01 OPERATIONS: The Parties shall combine their procurement of supplies, jointly select and certify competitive suppliers and manufacturers, and negotiate with suppliers, so as to increase the available product lines and gross margins on product sales for each Party.

    Section 3.02 PROCUREMENT AND MANUFACTURING TEAM: The Procurement and Manufacturing Team shall consist of a minimum of five people consisting of the Presidents of IVI and Ingenico and the Senior procurement and manufacturing officers of each of IVI, Ingenico (France) and Ingenico (Australia). The Team leader will rotate on a yearly basis between an Ingenico nominee and an IVI nominee. The team leader for 1997 will be an IVI nominee. The business of the Procurement and Manufacturing Team shall include the development and maintenance of a common service center for both Parties which includes a

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data base of approved suppliers and manufacturers, functional specifications for all products, a forecasting system, the identification and selection of suppliers and manufacturers and the negotiation with suppliers and manufacturers on behalf of each of Ingenico and IVI. The Parties agree to jointly fund resources as set out in the Procurement Plan expense budget to provide local procurement and quality control supervision in Europe, North America and Asia Pacific.

    Section 3.03 MANUFACTURING: The Procurement and Manufacturing Team shall determine, together with the Advisory Committee, the most cost effective basis for manufacturing of Common Future Products and manufacturing locations for all Products. Each of the Parties shall, however, be entitled in its own discretion to determine the location and terms and conditions of its own manufacturing operations, provided that the Procurement and Manufacturing Team shall be consulted and review all manufacturing propositions of each of the Parties and endeavour to arrange manufacturing operations which are mutually satisfactory to both Parties in order to reduce the manufacturing cost for both Parties.

    Section 3.04 PROCUREMENT: Each of Ingenico and IVI shall utilize, to the extent practicable, common procurement of all goods and services required for the manufacture and assembly of the Ingenico Products, IVI Products, Ingenico Future Products, IVI Future Products and Common Future Products. All goods and services so procured shall be made available to Ingenico and IVI at cost. The Procurement and Manufacturing Team is authorized to act on behalf of and represent both Parties in any negotiations with suppliers and manufacturers, subject to the ultimate approval of the Parties.

    Section 3.05 PROCUREMENT PLANS: At least sixty days prior to the commencement of each year, the Parties, through the Procurement and Manufacturing Team, shall complete a Procurement Plan which shall include terms relating to the exchange of information and designate responsibility to one of the Procurement and Manufacturing Team members as common procurement manager for each particular product which shall be determined by the Procurement and Manufacturing Team. Each such Procurement Plan shall be submitted to the Parties for their approval, prior to the commencement of each calendar year and shall be approved by the Board of Directors of each of IVI and Ingenico by January 31. For the 1997 calendar year the Procurement and Manufacturing Team shall complete the Procurement Plan and obtain the approval of the Parties by March 31, 1997. Following such approval, each of the Parties shall fund the procurement plan expense budget requirements promptly as required in accordance with the terms of such plan.

                                  ARTICLE FOUR

                             RIGHT OF FIRST REFUSAL

    Section 4.01 RIGHT OF FIRST REFUSAL ON NEW PRODUCTS: From and after the Effective Date, should either of Ingenico or IVI desire or intend to develop any IVI Future Product or Ingenico Future Product (any such product is hereafter referred to as a "New Product"), such party (the "Initiating Party") shall, prior to implementing any development of such New Product, extend by way of initiating notice in writing accompanied by a proposed specific product development plan, an offer to the other party (the "Recipient Party") to develop such New Product jointly pursuant to the provisions of this Agreement. Should the Recipient Party determine to accept the offer set forth in the initiating notice, such party shall notify the Initiating Party of its acceptance within thirty (30) days of delivery of the initiating notice and shall agree to the payment of fifty per cent (50%) of the costs as set out in the proposed specific Product development plan. Upon acceptance of such offer the New Product shall be considered to be a Common Future Product. Upon and at all times after such acceptance, the Initiating Party shall be and remain the sole and absolute owner of all intellectual property rights in the Common Future Product subject to any applicable third party rights in third party components, and subject to a license in favour of the Recipient Party as set forth in the Technology License Agreement. Should the Recipient Party not respond to the initiating notice within the aforesaid thirty (30) day period, the Recipient Party shall be deemed to have waived its rights

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pursuant to this subsection and the Initiating Party shall thereafter be entitled to develop such New Product at its own initiative and expense and for its own account. All initiating notices delivered pursuant to this section 4.01 shall describe the New Product and its cost in such detail that the Recipient Party shall have sufficient basis to make an informed decision and response.

    Section 4.02 RIGHTS OF ACCESS: In the event of completion of the offer and acceptance provided for pursuant to section 4.01 above, the Common Future Product shall be developed jointly by the Parties pursuant to the provisions of this Agreement. To the extent that either Party (the "Owner") has any interests of any kind, whether by ownership, license or other right, at any time or times, in any Related Material of any Common Future Product which has been accepted for joint development pursuant to the provisions hereunder, such Party grants and assigns to the other Party (the "Non-Owner") an unlimited, unilateral right of physical access and use of the Related Materials and access to the suppliers of all parts, components and technology provided by third parties, provided that, to the extent the nature of certain Related Materials may make simultaneous access by both Parties impractical, the Parties shall arrive at such arrangements as to use and access as shall be reasonable in all of the circumstances, subject to arbitration in accordance with the provisions of the Master Alliance Agreement in the event of disagreement. All Related Materials shall be placed in escrow in accordance with the provisions of such reasonable agreements as may be required by the escrow agent which shall be referrable to the triggering events below and which shall be subject to timely update and verification in respect of all upgrades, enhancements and new releases. The Parties shall enter into an escrow agreement with a New York, New York escrow agent, at the cost of both Parties shared equally. Such escrowed materials shall be released to the non-Owner in the event that:

        (i) the Owner is in breach or default of its obligation hereunder;

        (ii) there has been an Event of Default (other than that described in Section 13.01 (a) of the Master Alliance Agreement) by the Owner; or

        (iii) the Non-Owner is denied reasonable physical access and use of the Related Materials and access to suppliers by the Owner.

    Section 4.03 DISTRIBUTION RIGHT OF FIRST REFUSAL: In the event the Recipient Party either rejects or is deemed to have waived its right of first refusal pursuant to Section 4.01, it shall nevertheless be entitled at any time after the expiry of the aforesaid thirty (30) day notice period, to purchase and have such New Product become a Common Future Product, upon payment of sixty-five per cent (65%) of the non-recurring engineering costs incurred by the Initiating Party up to the date of such purchase, the right to market and distribute such New Product in its respective Territory in accordance with all of the provisions of the Marketing and Distribution Agreement, provided that such distribution rights shall be subject always to any conflicting arrangements which the Initiating Party may have made independently during the interval between the expiry of the time for exercise of the aforesaid right of first refusal and the point in time at which the Recipient Party gives notice to the Initiating Party of the Recipient Party's wish to distribute the New Product.

                                  ARTICLE FIVE

                                    GENERAL

    Section 5.01 TERM: Subject to express provisions herein and in the Master Alliance Agreement to the contrary, the provisions of this Agreement shall remain in effect unless and until terminated by mutual agreement of the Parties.

    Section 5.02 INTENT OF PARTIES: Each of the parties affirms that it is entering into this Agreement in a true sense of cooperation. Each party recognizes and values the contribution of the others to the success of the Business. Each of the parties also affirms its desire and intention that its association with the other

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Parties as contemplated herein be an amicable long-term relationship with no intended or foreseeable termination date. Each Party pledges to work in good faith for the resolution of any disputes which may arise between the Parties.

    Section 5.03 NOTICE: Any notice required or permitted to be given hereunder or any tender or delivery of documents may be sufficiently given by personal delivery, or by sending the same by prepaid registered mail, return receipt requested, or by telefax, to the parties at the following addresses or telex numbers (as the case may be):

    (A) if to Ingenico at the following address:

       Ingenico.
       9, quai de Dion Bouton
       92816 Puteaux Cedex
       France
       Telecopy: +33(1) 47 72 56 95
       Attention: Jean-Jacques Poutrel, President du Conseil with a copy to:
       R.G.S. Hull
       Smith Lyons
       Suite 5800, Scotia Plaza
       40 King Street West
       Toronto, Ontario, Canada
       M5H 3Z7

    (B) if to IVI, to it at:

       International Verifact Inc.
       79 Torbarrie Road
       Toronto, Ontario
       Canada M3L 1G5
       Telecopy: (416) 245-9896
       Attention: L. Barry Thomson, President and CEO with a copy to:
       Mark A. Convery
       Meighen Demers
       Barristers and Solicitors
       Box 11, Merrill Lynch Canada Tower
       1100-200 King Street West
       Toronto, Ontario, Canada
       M5H 3T4
       Telecopy: (416) 977-5239

or at such other address or telefax number of any party as such party may advise the other by notice in writing. Any notice or other document, if personally delivered at such address during normal business hours, shall be deemed to have been given on the date of delivery, and if mailed, as aforesaid, shall be deemed to have been given on the date of delivery by postal authorities, or if sent by telefax, delivery shall be deemed to have occurred on the date following receipt of the telefax, provided that an acknowledgment of transmission is received by the sender.

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    Section 5.04  ARBITRATION:

    (a) BEST ENDEAVOURS TO SETTLE DISPUTES: In the event of any dispute, claim, question or difference arising between the parties hereto in respect of the provisions, the subject matter, the interpretation, or the effect of this Agreement or any breach hereof, the parties shall use their best endeavours to settle such dispute, claim, question or difference. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all parties;

    (b) ARBITRATION: Except as is expressly provided in this Agreement, if the parties do not reach a solution pursuant to Section 5.03(a) within a period of 30 days, then upon written notice by either party to the other, the dispute, claim, question or difference shall be finally settled by arbitration in accordance with Section 16.12 of the Master Agreement;

    Section 5.05 SUCCESSORS AND ASSIGNS: This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns, as owners of the Shares.

    Section 5.06 RELATIONSHIP OF PARTIES: This Agreement does not constitute a partnership and nothing herein contained is intended to constitute, nor shall it be construed to constitute, the parties as partners of each other or of the Corporation. Nothing contained herein shall constitute either party or the Corporation as agent of either party or the Corporation.

    Section 5.07 SEVERABILITY: The inability or unenforceability of any provision of this Agreement or any covenant herein contained on the part of any party shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained.

    Section 5.08 Assignment: This Agreement is not assignable by any party hereto without the prior written consent of the others.

    IN WITNESS WHEREOF the parties hereto have executed these presents.

                                          INGENICO

                                          Per: __________/S/____________________

                                          Per: __________/S/____________________

                                          INTERNATIONAL VERIFACT INC.

                                          Per: __________/S/____________________

                                          Per: __________/S/____________________

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